Exhibit 99.1

HSN, Inc. Completes New $1.25 Billion Credit Facility;

Declares $10.00 Per Share (Approximately $525 Million) Special Cash Dividend

and

Announces 4 Million Share Repurchase Program

ST. PETERSBURG, FL – January 28, 2015 – Interactive multichannel retailer HSN, Inc. (Nasdaq:HSNI) announced today that it has entered into a new $1.25 billion five-year credit facility, replacing its existing $600 million credit facility. Additionally, in continuation of the company’s capital return plan, the board of directors declared a special cash dividend of $10.00 per share, representing approximately $525 million in the aggregate, payable February 19, 2015 to shareholders of record as of February 9, 2015. The board also authorized a share repurchase program covering 4 million shares, principally to offset dilution related to the company’s equity compensation programs.

“HSNi’s board of directors took this action based on our continued confidence in the company’s long-term growth potential, financial outlook and cash flow generation,” said Mindy Grossman, CEO of HSNi. “The $10.00 per share special cash dividend and share repurchase program demonstrate our continued commitment to return capital to our shareholders in a balanced and disciplined approach while preserving HSNi’s liquidity and flexibility to reinvest in our business and react opportunistically to value creating alternatives for the company.”

Since inception of its capital return plan in September 2011 through December 31, 2014, HSNi has returned approximately $590 million to its shareholders through a balanced approach of share repurchases and cash dividends. In July 2014, HSNi completed its 10 million share repurchase program at an aggregate cost of $451 million, representing an average cost of $45.10 per share. Additionally, during this time the company has paid quarterly dividends in the aggregate of approximately $139 million. The most recent quarterly dividend of $0.35 per share was paid December 17, 2014 and represented a 40% increase over the prior quarterly dividend of $0.25 per share.

“The special cash dividend of approximately $525 million represents a significant return of capital to our shareholders, almost equivalent to our total capital return to shareholders over the past three years” said Judy Schmeling, Chief Operating Officer and Chief Financial Officer, HSN, Inc. “The new credit facility strengthens our liquidity profile and provides us with significant additional financial flexibility at attractive rates. We appreciate the strong support from our bank group and their demonstrated confidence in HSNi.”

The special cash dividend will be funded from the company’s new $1.25 billion credit facility, which includes a $750 million revolving credit facility and a $500 million term loan, expiring in January 2020. As of September 30, 2014, on a pro forma basis after giving retroactive effect to the special cash dividend, HSNi’s leverage ratio of net debt to Adjusted EBITDA would have been approximately 2.0x.

Under the terms of the share repurchase program, which is intended primarily to offset dilution related to equity compensation programs, HSNi will repurchase its common stock from time to time through privately negotiated or open market transactions, including pursuant to a trading plan in accordance with Rule 10b5-1 and Rule 10b-18 under the Securities Exchange Act of 1934, as amended, or by any combination of such methods. The timing of any repurchases and actual number of shares repurchased will depend on a variety of factors, including the stock price, corporate and regulatory requirements, restrictions under the company’s debt obligations and other market and economic conditions. The repurchase program may be suspended or discontinued by HSNi at any time.

Additional details regarding the new credit facility, special cash dividend and share repurchase program are available in the Current Report on Form 8-K filed with the Securities and Exchange Commission on January 28, 2015.

Audio Webcast Posting Information

Shortly following this release, HSNi will post a pre-recorded audio webcast on its website with additional details related to this announcement. To listen to the webcast, please visit the investor relations section of the company’s website at http://www.hsni.com and proceed to the Events and Presentations section.

Safe Harbor Statement Under the Private Securities Litigation Reform Act of 1995

This press release may contain forward-looking statements relating to the future performance and financial condition of HSNi, its operating segments and its consolidated subsidiaries. Forward-looking statements are based on management’s current expectations and assumptions which may not prove to be accurate. Forward-looking statements are not guarantees of performance or historical facts and there are a number of known and unknown risks, uncertainties, contingencies and other factors (many of which are outside our control) that could cause actual results to differ materially from those expressed or implied by such forward-looking statements. Factors that could cause or contribute to such differences include but are not limited to: our ability to attract new and retain existing customers in a cost-effective manner; our exposure to intense competition and our ability to effectively compete for customers; changes in political, business and economic conditions, particularly those that affect consumer confidence, consumer spending or digital sales growth; changes in our relationships with pay television operators, vendors, manufacturers and other third parties; changes in shipping and handling costs, particularly if we are unable to offset them; any technological or regulatory developments that could negatively impact the way we do business, including regulations regarding state and local sales and use taxes; risks associated with possible systems failures and/or security breaches, including any breach that results in the theft, transfer or unauthorized access or disclosure of customer, employee or company information, or the failure to comply with various laws applicable to HSNi in the event of such a breach; any material change in HSNi’s business prospects and/or strategy, including whether HSNi’s initiatives and investments will be effective; our ability to offer new or innovative products and services through various platforms in a cost effective manner and consumer acceptance of these products and services; risks associated with acquisitions including the ability to successfully integrate new business and achieve expected benefits and results; and the loss of any key member of our senior management team. More information about potential factors that could affect HSNi’s business and financial results is included in our filings with the U.S. Securities and Exchange Commission. Other unknown or unpredictable factors that could also adversely affect HSNi’s business, financial condition and results of operations may arise from time to time. In light of these risks and uncertainties, any forward-looking statements may not prove to be accurate. All written or oral forward-looking statements that are made or attributable to us are expressly qualified in their entirety by this cautionary notice. Accordingly, you should not place undue reliance on any forward-looking statements, which only reflect the views of HSNi management as of the date of this press release. Such statements speak only to the date such statements are made and HSNi does not undertake to update any forward-looking statements. Historical results should not be considered as an indication of future performance.

About HSN, Inc.

HSN, Inc. (Nasdaq:HSNI) is a $3.4 billion interactive multichannel retailer with strong direct-to-consumer expertise among its two operating segments, HSN and Cornerstone. HSNi offers innovative, differentiated retail experiences on TV, online, via mobile devices, in catalogs, and in brick and mortar stores. HSN, a leading interactive multichannel retailer which offers a curated assortment of exclusive products combined with top brand names, now reaches 95 million homes (24 hours a day, seven days a week, live 364 days a year). HSN.com offers a differentiated digital experience by leveraging content, community and commerce. In addition to its existing media platforms, HSN is the industry leader in transactional innovation, including services such as HSN Shop by Remote®, the only service of its kind in the U.S., the HSN Shopping App for mobile handheld devices and HSN on Demand®. Cornerstone comprises leading home and apparel lifestyle brands including Ballard Designs®, Chasing Fireflies®, Frontgate®, Garnet Hill®, Grandin Road®, Improvements® and TravelSmith®. Cornerstone distributes approximately 320 million catalogs annually, operates eight separate digital sales sites and operates 11 retail and outlet stores.

Contacts Felise Kissell (Analysts/Investors) 727-872-7529 felise.kissell@hsn.net	Gigi Ganatra Duff (Media) 727-872-4808 gigi.ganatraduff@hsn.net

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